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                                                                  EXHIBIT 21.01


                            Broadbase Software, Inc.

                      Subsidiaries as of December 31, 2000



                                                          Jurisdiction of
     Company Name                                         Incorporation
     ------------                                         --------------
     Panopticon, Inc.                                        California
     Aperio, Inc.                                            Delaware
     Decisionism, Inc.                                       Delaware
     Internet Business Advantages, Inc.                      Delaware
     Rubric, Inc.                                            Delaware
     Servicesoft, Inc.                                       Delaware
     Internet Security Advantages, Inc.                      Massachusetts
     Servicesoft Europe NV                                   Belgium
     Broadbase Software Canada Ltd.                          Canada
     Servicesoft Technologies, Inc.                          Canada
     Broadbase Software International Ltd.                   Cayman Islands
     Broadbase Software SARL                                 France
     Servicesoft SARL                                        France
     Broadbase Software GmbH                                 Germany
     Servicesoft Deutschland GmbH                            Germany
     Balisoft Ltd.                                           Israel
     Servicesoft (Rosh) Ltd.                                 Israel
     Broadbase Software KK                                   Japan
     Broadbase Software BV                                   Netherlands
     Broadbase Software CV                                   Netherlands
     Broadbase Software Ltd.                                 United Kingdom
     Servicesoft Technologies                                United Kingdom